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                                                                     EXHIBIT 11
                                3D SYSTEMS CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                        PRIMARY AND FULLY DILUTED COMPUTATION

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                                                           Three Month Periods Ended          Nine Month Periods Ended
                                                 --------------------------------------  --------------------------------------
                                                 September 27, 1996  September 26, 1997  September 27, 1996  September 26, 1997
                                                 ------------------  ------------------  ------------------  ------------------
PRIMARY EARNINGS PER SHARE
Net income                                          $  1,015,404       $  (2,134,759)       $  2,937,715       $  (2,026,894)
                                                    ------------       -------------        ------------       -------------
                                                    ------------       -------------        ------------       -------------
Applicable common and common stock
 equivalent shares:
   Weighted average number of shares of
     common stock outstanding during the period       11,336,475          11,410,734          11,313,810          11,382,533

   Incremental number of shares outstanding
     during the period resulting from the assumed
     exercises of stock options and warrants             360,303                 ---             448,932                 ---
                                                    ------------       -------------        ------------       -------------

   Weighted average number of shares of
     common stock and common stock
     equivalents during the period                    11,696,778          11,410,734          11,762,742          11,382,533
                                                    ------------       -------------        ------------       -------------
                                                    ------------       -------------        ------------       -------------

Primary earnings per share                                $  .09             $  (.19)             $  .25             $  (.18)
                                                    ------------       -------------        ------------       -------------
                                                    ------------       -------------        ------------       -------------

FULLY DILUTED EARNINGS PER SHARE

Net income                                          $  1,015,404       $  (2,134,759)       $  2,937,715       $  (2,026,894)
                                                    ------------       -------------        ------------       -------------
                                                    ------------       -------------        ------------       -------------
Applicable common and common stock
  equivalent shares:
   Weighted average number of shares of
     common stock outstanding during the period       11,336,475          11,410,734          11,313,810          11,382,533

   Incremental number of shares outstanding
     during the period resulting from the assumed
      exercises of stock options and warrants            360,303                 ---             449,541                 ---
                                                    ------------       -------------        ------------       -------------
   Weighted average number of shares of
     common stock and common stock equivalents
     outstanding during the period                    11,696,778          11,410,734          11,763,351          11,382,533
                                                    ------------       -------------        ------------       -------------
                                                    ------------       -------------        ------------       -------------

   Fully diluted earnings per share                 $        .09       $        (.19)       $        .25       $        (.18)
                                                    ------------       -------------        ------------       -------------
                                                    ------------       -------------        ------------       -------------
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